Exhibit 21.1

Subsidiaries of FleetCor Technologies, Inc.

Subsidiary	Jurisdiction of Organization

FleetCor Technologies Operating Company, LLC	Georgia, United States
FleetCor Funding, LLC	Georgia, United States
Mannatec, Inc.	Georgia, United States
CFN Holding Co.	Delaware, United States
CLC Group, Inc.	Delaware, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
Crew Transportation Specialists, Inc.	Kansas, United States
FleetCor Commercial Card Management (Canada) Ltd.	British Columbia, Canada
FleetCor Technologies Operating Company, LLC - CFN Holding Co. S.e.n.c	Luxembourg
FleetCor Luxembourg Holding1 S.à.r.l.	Luxembourg
FleetCor Luxembourg Holding2 S.à.r.l.	Luxembourg
FleetCor Luxembourg Holding3 S.à.r.l.	Luxembourg
FleetCor Luxembourg Holding4 S.à.r.l.	Luxembourg
FleetCor Technologieën B.V.	The Netherlands
FleetCor UK Acquisition Limited	United Kingdom
FleetCor Europe Limited	United Kingdom
CH Jones Limited	United Kingdom
Fuel Vend Limited	United Kingdom
Petro Vend (Europe) Limited	United Kingdom
Croft Holdings Limited	United Kingdom
Croft Fuels Limited	United Kingdom
Croft Petroleum Limited	United Kingdom
CH Jones (Keygas) Limited	United Kingdom
Fuelcards UK Limited	United Kingdom
Intercity Fuels Limited	United Kingdom
Fambo UK Limited	United Kingdom
The Fuelcard Company UK Limited	United Kingdom
Abbey Group (Oxon) Limited	United Kingdom
Abbey Fuelcards Limited	United Kingdom
Ace Fuelcards Limited	United Kingdom
Abbey Euro Diesel Limited	United Kingdom
Fuel Supermarket Limited	United Kingdom
Fuelcard Supermarket Limited	United Kingdom
Diesel Supermarket Limited	United Kingdom
Petrol Supermarket Limited	United Kingdom
ReD Fuel Cards, LLC	Delaware, United States
ReD Fuel Cards (Europe) Limited	United Kingdom
ReD Fuel Cards Europe Spain SLU	Spain
ReD Fuel Cards (Europe) GMBH	Germany
ReD Fuel Cards (Nederland), B.V.	The Netherlands
Express Diesel Spain, SL	Spain
ReD Fuel Cards (Deutschland) GMBH	Germany
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
CCS Slovenska společnost pro platebne karty sro	Slovakia

Subsidiary	Jurisdiction of Organization

CarNet System (Czech) sro	Czech Republic
CarNet System (Slovakia) sro	Slovakia
Limited Liability Company “FleetCor RUS”	Russia
Limited Liability Company “Petrol Plus Region”	Russia
UAB “Transit Card International”	Lithuania
Transit Card Int’l Polska Sp. z.o.o.	Poland
Karteks Sp. z.o.o. (Poland)	Poland
OU Transit Cargo International	Estonia